Exhibit 99.1

TREMOR VIDEO REPORTS THIRD QUARTER 2014 FINANCIAL RESULTS

Q3 2014 revenue grows 11%

•                  Revenue for the three months ended September 30, 2014 grew 10.7% year-over-year to $39.0 million

•                  Revenue for the nine months ended September 30, 2014 grew 23.2% year-over-year to $117.6 million

•                  Net loss of ($5.5) million; Non-GAAP Adjusted EBITDA of ($2.3) million

•                  Net loss per share of ($0.11); Non-GAAP Adjusted EBITDA per share of ($0.04)

New York, NY —November 6, 2014 — Tremor Video, Inc. (NYSE: TRMR), an advertising technology company elevating brand performance across all screens for the world’s leading brands and publishers, today announced financial results for the third quarter 2014.

“I am pleased with our results through three quarters, powered by the growth of our premium managed service business and the early traction of our self-service platform, furthering our programmatic capabilities,” said Bill Day, President and CEO of Tremor Video.  “We saw outstanding adoption of our All-Screen and performance based pricing products and recently signed a significant agency for our DSP.”

Q3 & YTD 2014 Financial Summary

Revenue: For the three months ended September 30, 2014, revenue was $39.0 million compared to $35.3 million for the three months ended September 30, 2013, representing a 10.7% increase over the same period one year ago.

For the nine months ended September 30, 2014, revenue was $117.6 million compared to $95.5 million for the nine months ended September 30, 2013, representing a 23.2% increase over the same period one year ago.

Gross Margin: For the three months ended September 30, 2014, gross margin was 38.4% compared to 40.3% for the same period one year ago.

For the nine months ended September 30, 2014, gross margin was 35.5% compared to 43.6% for the same period one year ago.

Net Loss:  For the three months ended September 30, 2014, net loss was ($5.5) million compared to a net loss of ($2.2) million for the same period one year ago.

For the nine months ended September 30, 2014, net loss was ($18.1) million compared to a net loss of ($7.7) million for the same period one year ago.

Adjusted EBITDA: For the three months ended September 30, 2014, Adjusted EBITDA, a non-GAAP financial measure, was ($2.3) million compared to Adjusted EBITDA of $0.1 million for the same period one year ago.

For the nine months ended September 30, 2014, Adjusted EBITDA, a non-GAAP financial measure, was ($9.2) million compared to Adjusted EBITDA of ($0.6) million for the same period one year ago.

EPS:  For the three months ended September 30, 2014, basic and diluted net loss per share was ($0.11). Non-GAAP basic and diluted Adjusted EBITDA per share was ($0.04). Basic and diluted net loss per share and Non-GAAP basic and diluted Adjusted EBITDA per share are based on 50.8 million weighted average shares of common stock for the three months ended September 30, 2014.

For the nine months ended September 30, 2014, basic and diluted net loss per share was ($0.36). Non-GAAP basic and diluted Adjusted EBITDA per share was ($0.18). Basic and diluted net loss per share and Non-GAAP basic and diluted

Adjusted EBITDA per share are based on 50.5 million weighted average shares of common stock for the nine months ended September 30, 2014.

A description of the non-GAAP calculations and reconciliation to comparable GAAP measures is provided in the accompanying tables entitled “Reconciliation of Non-GAAP Financial Information” and “Reconciliation of Non-GAAP Financial Information-Per Share.”

Business & Financial Highlights

As a percentage of total revenue, revenue attributable to performance-based pricing for the three months ended September 30, 2014 was 28.4% compared to 26.1% for the same period one year ago and for the nine months ended September 30, 2014 was 26.1% compared to 31.5% for the same period one year ago.

As a percentage of total revenue, revenue attributable to our All-Screen product for the three months ended September 30, 2014 was 33.0%.   Our All-Screen product, which we introduced during the second quarter, optimizes delivery of video ad campaigns across screens, eliminating the need for advertisers to allocate campaign budgets to a specific device.

Guidance

Based on information available as of November 6, 2014, the Company reiterates its guidance for full year 2014 as follows:

Full year 2014 revenue is expected to be in the range of $158.0 million to $163.0 million and Adjusted EBITDA is expected to be in the range of ($8.0) million to ($11.0) million.

Q3 2014 Financial Results Conference Call: Tremor Video will host a conference call today at 4:30 p.m. ET to discuss its third quarter financial results with the investment community. A live webcast of the event will be available on the Tremor Video Investor Relations website at http://investor.tremorvideo.com. A live domestic dial-in is available at (877)407-9039 or internationally at (201)689-8470. Until November 20, 2014, a domestic replay will be available at (877)870-5176 or internationally at (858)384-5517, using passcode 13592906, and via webcast on the Tremor Video Investor Relations website.

About Tremor Video

Tremor Video (NYSE: TRMR) is transforming the video advertising experience across all screens for the world’s leading brands. Our proprietary technology, VideoHub®, offers advertisers and publishers a complete programmatic solution to reach and engage consumers while providing new insights into what drives the success of brand advertising performance across multiple devices. Tremor Video is based in New York with offices throughout the U.S. and across the globe. For more information, visit tremorvideo.com and find Tremor Video on Twitter, Facebook and LinkedIn.

“Safe harbor” Statement:

This press release contains forward-looking statements that involve risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from those set forth in or implied by such forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, but not limited to, statements related to Tremor Video’s future financial results or growth potential, including 2014 full year financial guidance, and statements with respect to future revenue mix or the development or adoption of the company’s solutions. Important factors that could cause actual results or the timing of events to differ materially from those set forth in or implied by any forward-looking statements include, without limitation, risks and uncertainties associated with: the company’s limited operating history and the continuing development of its business model; unfavorable conditions in the global economy or reductions in digital advertising spend; the company’s ability to effectively innovate and adapt to rapidly changing technology and client needs; increased competition as well as innovations by new and existing competitors; expansion of the online video advertising market; the company’s ability to attract new advertisers and increase spend from existing advertisers; the company’s ability to attract advertising spend from TV media buyers; adoption of brand-centric metrics, advanced ad formats and performance-based pricing models by advertisers; the company’s ability to effectively deliver video ad campaigns with demo guarantees; a delay in, or failure of advertisers or publishers to adopt, the company’s programmatic solutions including its self-service platform; adoption of the company’s All-Screen buying solution by advertisers; the company’s ability to acquire an adequate supply of premium video advertising inventory from publishers on terms that are favorable to it; the company’s ability to detect fraudulent or malicious activity and ensure a high level of brand safety for its clients; identifying, attracting and retaining qualified personnel; defects, errors or interruptions in the company’s solutions; the company’s ability to collect and use data to deliver video ads; the effect of regulatory developments and industry standards regarding internet privacy and other matters; maintaining, protecting and enhancing the company’s intellectual property; costs associated with defending intellectual property infringement, securities litigation and other claims; future opportunities and plans, including the uncertainty of expected future financial performance and results; as well as other risks and uncertainties detailed from time-to-time under the caption “Risk Factors” and elsewhere in Tremor Video’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2013 filed with the U.S. Securities and Exchange Commission on March 28, 2014, its Quarterly Report on Form 10-Q for the three months ended March 31, 2014 filed with the U.S. Securities and Exchange Commission on May 15, 2014, its Quarterly Report on Form 10-Q for the six months ended June 30, 2014 filed with the U.S. Securities and Exchange Commission on August 14, 2014, and future filings and reports by the company, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2014.

Forward-looking statements are based on current expectations and beliefs and are not guarantees of future performance or events.  Investors are cautioned not to place undue reliance on any forward-looking statements.  Furthermore, forward-looking statements speak only as of the date on which they are made, and, except as required by law, Tremor Video disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), Tremor Video reports Adjusted EBITDA and basic and diluted Adjusted EBITDA per share which are non-GAAP financial measures. We define Adjusted EBITDA as net loss plus (minus): interest expense and other income (expense), net, income tax expense, depreciation and amortization expense, non-cash stock-based compensation expense, non-cash stock-based long-term incentive compensation, and litigation costs associated with pending class action securities litigation. We define Adjusted EBITDA per share as Adjusted EBITDA divided by weighted average common shares outstanding. We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. We believe that these measures provide useful information about our operating results, enhance the overall understanding of our past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. Non-GAAP financial measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP financial measures included in this press release have been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.  With respect to our expectations under “Guidance” above, reconciliation of Adjusted EBITDA guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price.  We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

###

Investor Relations Contact:

Andrew Posen

Senior Director Investor Relations

212-792-2315

IR@TremorVideo.com

Public Relations Contact:

Billy Kenny

Tremor Video Corporate Communications

646-421-6217

BKenny@TremorVideo.com

Tremor Video, Inc.

Consolidated Balance Sheets

(in thousands)

	September 30,	December 31,
	2014	2013
	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$77,909	$92,691
Accounts receivable, net	46,519	41,458
Prepaid expenses and other current assets	1,614	1,912
Total current assets	126,042	136,061
Long-term assets:
Restricted cash	600	600
Property and equipment, net	4,730	3,388
Intangible assets, net	16,760	20,387
Goodwill	29,719	29,719
Deferred tax assets	189	189
Other assets	249	216
Total long-term assets	52,247	54,499
Total assets	$178,289	$190,560

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$33,157	$32,312
Deferred rent and security deposits payable, short-term	—	14
Deferred revenue	314	271
Deferred tax liabilities, short-term	189	189
Total current liabilities	33,660	32,786
Deferred rent, long-term	763	742
Total liabilities	34,423	33,528
Stockholders’ equity:
Common stock	5	5
Additional paid-in capital	272,734	267,767
Accumulated other comprehensive income	137	195
Accumulated deficit	(129,010)	(110,935)
Total stockholders’ equity	143,866	157,032
Total liabilities and stockholders’ equity	$178,289	$190,560

Tremor Video, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(unaudited)
Revenue	$39,039	$35,267	$117,609	$95,497
Cost of revenue	24,046	21,057	75,882	53,869
Gross profit	14,993	14,210	41,727	41,628

Operating expenses:
Technology and development(1)	4,270	2,833	12,583	8,348
Sales and marketing(1)	10,761	9,477	31,118	28,263
General and administrative(1)	3,724	2,681	11,037	8,069
Depreciation and amortization	1,673	1,581	4,902	4,576
Total operating expenses	20,428	16,572	59,640	49,256

Loss from operations	(5,435)	(2,362)	(17,913)	(7,628)

Interest and other income (expense), net:
Interest expense, net	(3)	(14)	(3)	(127)
Other income (expense), net	8	153	(15)	323
Total interest and other income (expense), net	5	139	(18)	196

Loss before income taxes	(5,430)	(2,223)	(17,931)	(7,432)
Income tax expense	44	20	144	243
Net loss	(5,474)	(2,243)	(18,075)	(7,675)
Series F preferred stock deemed dividend	—	15,849	—	15,849
Net loss attributable to common stockholders	$(5,474)	$(18,092)	$(18,075)	$(23,524)

Net loss per share:
Basic and diluted	$(0.11)	$(0.05)	$(0.36)	$(0.35)

Net loss attributable to common stockholders per share:
Basic and diluted	$(0.11)	$(0.37)	$(0.36)	$(1.08)

Weighted-average number of shares of common stock outstanding:
Basic and diluted	50,751,303	49,115,766	50,485,734	21,686,759

(1)  Stock-based compensation expense included above:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(unaudited)
Technology and development	$239	$142	$653	$391
Sales and marketing	342	317	1,063	883
General and administrative	607	459	1,578	1,145
Total stock-based compensation expense	$1,188	$918	$3,294	$2,419

Tremor Video, Inc.

Reconciliation of Non-GAAP Financial Information

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(unaudited)
Net loss	$(5,474)	$(2,243)	$(18,075)	$(7,675)
Adjustments:
Depreciation and amortization expense	1,673	1,581	4,902	4,576
Stock-based compensation expense	1,188	918	3,294	2,419
Stock-based long-term incentive compensation	160	—	274	—
Interest and other (income) expense, net	(5)	(139)	18	(196)
Income tax expense	44	20	144	243
Litigation costs	132	—	279	—
Total net adjustments	3,192	2,380	8,911	7,042
Adjusted EBITDA	$(2,282)	$137	$(9,164)	$(633)

Tremor Video, Inc.

Reconciliation of Non-GAAP Financial Information-Per Share

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(unaudited)
Net loss	$(0.11)	$(0.05)	$(0.36)	$(0.35)
Adjustments:
Depreciation and amortization expense	0.03	0.03	0.10	0.21
Stock-based compensation expense	0.02	0.02	0.06	0.11
Stock-based long-term incentive compensation	0.01	—	0.01	—
Interest and other (income) expense, net	—	—	—	(0.01)
Income tax expense	—	—	—	0.01
Litigation costs	0.01	—	0.01	—
Total net adjustments	0.07	0.05	0.18	0.32
Adjusted EBITDA per share - basic	$(0.04)	$—	$(0.18)	$(0.03)

Weighted-average number of shares of common stock outstanding:
Basic	50,751,303	49,115,766	50,485,734	21,686,759

Adjusted EBITDA per share — diluted	$(0.04)	$—	$(0.18)	$(0.03)

Weighted-average number of shares of common stock outstanding:
Diluted	50,751,303	53,243,233	50,485,734	21,686,759

Tremor Video, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended
	September 30,
	2014	2013
	(unaudited)
Cash flows from operating activities:
Net loss	$(18,075)	$(7,675)
Adjustments required to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation of property and equipment	1,275	919
Amortization of intangible assets	3,627	3,657
Bad debt recovery	(36)	(26)
Mark-to-market income	—	(313)
Contingent stock grant to third party vendor	24	—
Stock-based compensation expense	3,294	2,419
Stock-based long-term incentive compensation	274	—
Net changes in operating assets and liabilities:
Increase in accounts receivable	(5,061)	(3,376)
Decrease (increase) in prepaid expenses and other long-term assets	292	(835)
Increase in accounts payable and accrued expenses	2,039	8,998
Increase in deferred rent and security deposits payable	7	119
Increase (decrease) in deferred revenue	43	(16)
Net cash (used in) provided by operating activities	(12,297)	3,871

Cash flows from investing activities:
Purchase of property and equipment	(2,617)	(1,757)
Changes in restricted cash	—	621
Net cash used in investing activities	(2,617)	(1,136)

Cash flows from financing activities:
Net proceeds from common stock issuance	—	66,598
Repayment of amount outstanding under credit facility	—	(6,000)
Proceeds from the exercise of stock options	727	492
Tax withholdings related to net share settlements of restricted stock units	(565)	—
Net cash provided by financing activities	162	61,090

Net (decrease) increase in cash and cash equivalents	(14,752)	63,825

Effect of exchange rate changes in cash and cash equivalents	(30)	(100)

Cash and cash equivalents at beginning of period	92,691	32,533
Cash and cash equivalents at end of period	$77,909	$96,258

Supplemental disclosure of cash flow activities:
Cash paid for income taxes	$—	$147
Cash paid for interest expense	$3	$127

Supplemental disclosure of non-cash financing activities:
Common stock issued in connection with the conversion of preferred stock	$—	$162,657
Common stock issued in connection with the Series F preferred stock deemed dividend	$—	$15,849
Reclassification of liability warrants to equity warrants	$—	$790
Common stock issued for settlement of RSUs	$952	$—